Exhibit 10.3

2008

EQUITY INCENTIVE PLAN

OF

EVERBRIDGE, INC.

Adopted March 12, 2008

TABLE OF CONTENTS

		Page

1.	GENERAL	1

2	DEFINITIONS	1

3	ADMINISTRATION	5

4	SHARES SUBJECT TO THE PLAN	7

5	ELIGIBILITY	8

6	OPTION AGREEMENT PROVISIONS	8

7	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS	11

8	COVENANTS OF THE COMPANY	13

9	USE OF PROCEEDS	13

10	ADJUSTMENTS UPON CHANGE IN COMMON STOCK	13

11	ADJUSTMENTS UPON CHANGE IN CONTROL	14

12	ACCELERATION OF EXERCISABILITY AND VESTING	14

13	DISSOLUTION OR LIQUIDATION	14

14	MISCELLANEOUS	14

15	AMENDMENT OF THE PLAN	16

16	TERMINATION OR SUSPENSION OF THE PLAN	17

17	EFFECTIVE DATE OF PLAN	17

18	NON-EXCLUSIVITY OF THE PLAN	17

19	LIABILITY OF THE COMPANY	17

20.	CHOICE OF LAW	18

i

EVERBRIDGE, INC.

2008 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD: MARCH 12, 2008

APPROVED BY THE STOCKHOLDERS: MAY 12, 2008

TERMINATION DATE: MARCH 12, 2018

1.	GENERAL.

(a) Purposes. The purposes of the Plan are as follows:

(i) To provide additional incentive for selected Employees, Directors and Consultants to further the growth, development and financial success of the Company by providing a means by which such persons can personally benefit through the ownership of capital stock of the Company; and

(ii) To enable the Company to secure and retain key Employees, Directors and Consultants considered important to the long-term success of the Company by offering such persons an opportunity to own capital stock of the Company.

(b) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards under the Plan are the Employees, Directors and Consultants of the Company and its Affiliates.

(c) Available Stock Awards. The following Stock Awards are available under the Plan: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) stock bonuses; and (iv) rights to acquire restricted stock.

2.	DEFINITIONS.

(a) “Affiliate” means:

(i) with respect to Incentive Stock Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(ii) with respect to Stock Awards other than Incentive Stock Options, any entity described in paragraph (a) of this Section 2(a), plus any other corporation, limited liability company, partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of a limited liability company, partnership or joint venture.

(b) “Award Shares” means the shares of Common Stock of the Company issued or issuable pursuant to a Stock Award, including Option Shares issued or issuable pursuant to an Option.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” shall mean:

(i) The direct or indirect sale or transfer, in a single transaction or a series of related transactions, by the stockholders of the Company of voting securities, in which the holders of the outstanding voting securities of the Company immediately prior to such transaction or series of transactions hold, as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than twenty percent (20%) of the total combined voting power all outstanding voting securities of the Company or of the acquiring entity immediately after such transaction or series of related transactions;

(ii) A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(iii) A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger; or

(iv) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s).

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee appointed by the Board in accordance with Section 3(c).

(g) “Common Stock” means the shares of common stock of the Company.

(h) “Company” means Everbridge, Inc., a Delaware corporation.

(i) “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render bona fide services and who is providing such services at the time a Stock Award is granted; provided that the term “Consultant” shall not include a person who provides services in connection with the offer and sale of securities in a capital-raising transaction or in connection with promoting or maintaining a market for the Company’s securities.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code and as interpreted by the Board in each case.

(l) “Employee” means a regular employee of the Company or an Affiliate, including an Officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(m) “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

(i) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day for which a closing sale price is reported;

(ii) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation; or

(iii) If neither (i) nor (ii) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Board in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

(n) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(p) “Officer” means any person designated by the Board as an officer.

(q) “Option” means a stock option granted pursuant to the Plan.

(r) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and any rules and regulations adopted by the Board and incorporated therein.

(s) “Optionee” means the Participant to whom an Option is granted or, if applicable, such other person who holds an outstanding Option.

(t) “Option Shares” means the shares of Common Stock of the Company issued or issuable pursuant to the exercise of an Option.

(u) “Participant” means an Optionee or any other person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(v) “Plan” means this 2008 Equity Incentive Plan.

(w) “Securities Act” means the Securities Act of 1933, as amended.

(x) “Stock Award” means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

(y) “Stock Award Agreement” means a written agreement, including an Option Agreement, between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan and any additional rules and regulations adopted by the Board and incorporated therein.

(z) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

(aa) “Termination of Service” means:

(i) With respect to Stock Awards granted to a Participant in his or her capacity as an Employee, the time when the employer-employee relationship between the Participant and the Company (or an Affiliate) is terminated for any reason, including, without limitation a termination by resignation, discharge, death or retirement;

(ii) With respect to Stock Awards granted to a Participant in his or her capacity as a Director, the time when the Participant ceases to be a Director for any reason, including without limitation a cessation by resignation, removal, failure to be reelected, death or retirement, but excluding cessations where there is a simultaneous or continuing employment of the former Director by the Company (or an Affiliate) and the Board expressly deems such cessation not to be a Termination of Service;

(iii) With respect to Stock Awards granted to a Participant in his or her capacity as a Consultant, the time when the contractual relationship between the Participant and the Company (or an Affiliate) is terminated for any reason; and

(iv) With respect to Stock Awards granted to a Participant in his or her capacity as an Employee, Director or Consultant of an Affiliate, when such entity ceases to qualify as an Affiliate under this Plan, unless earlier terminated as set forth above.

Except as otherwise herein set forth, the Board, in its absolute discretion, shall determine the effect of all other matters and issues relating to a Termination of Service.

3.	ADMINISTRATION.

(a) Administration by Board. The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee or an Officer, as provided in Section 3(c) and/or Section 3(d), respectively, below.

(b) Powers of the Board. The Board shall have the power, except as otherwise provided in the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Stock Awards; (B) when and how the Stock Awards shall be granted; (C) what type or combination of types of Stock Awards will be granted; (D) the terms and conditions of each Stock Award granted (which need not be identical), including, without limitation, the transferability or repurchase of such Stock Awards or Award Shares issuable thereunder, as applicable, and the circumstances under which Stock Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; and (E) the number of Award Shares subject to a Stock Award that shall be granted to a Participant.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to make exceptions to any such provisions in good faith and for the benefit of the Company, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Board, in the exercise of its power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To submit any amendment to the Plan for stockholder approval.

(vii) To amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.

(viii) To amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (a) the Company requests the consent of the affected Participant, and (b) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Stock Awards if necessary to maintain the qualified status of the Stock Award as an Incentive Stock Option or to bring the Stock Award into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

(ix) To amend the Plan as provided in Section 15.

(x) To prescribe and amend the terms of the agreements or other documents evidencing Stock Awards made under this Plan (which need not be identical).

(xi) To place such restrictions on the sale or other disposition of Award Shares as may be deemed appropriate by the Board.

(xii) To determine whether, and the extent to which, adjustments are required pursuant to Section 10.

(xiii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c) Delegation to a Committee. The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in the Plan to the Board shall thereafter be deemed to be references to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Stock Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock as herein contemplated.

(e) Effect of Change in Status. The Board shall have the absolute discretion to determine the effect upon a Stock Award, and upon an individual’s status as an Employee, Consultant or Director under the Plan, including whether a Participant shall be deemed to have experienced a Termination of Service or other change in status, and upon the vesting, expiration or forfeiture of a Stock Award or Award Shares issuable in respect thereof, in the case of (i) a Termination of Service for Cause, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between the Company and any Affiliate or between any Affiliates, (iii) any change in the Participant’s status from an Employee to a Consultant or member of the Board of Directors, or vice versa, and (v) any Employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of an Affiliate.

(f) Determinations of the Board. All decisions, determinations and interpretations by the Board regarding this Plan shall be final and binding on all Participants or other persons claiming rights under the Plan or any Stock Award. The Board shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any Director, Officer or Employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of a Stock Award may contest a decision or action by the Board with respect to such person or Stock Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Board’s decision or action was arbitrary or capricious or was unlawful.

(g) Arbitration. Any dispute or claim concerning any Stock Awards granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in the County of Los Angeles, California. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting a Stock Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

4.	SHARES SUBJECT TO THE PLAN.

Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the Award Shares that may be issued pursuant to Stock Awards shall not exceed in the aggregate Eight Million Four Hundred Sixty-Five Thousand Five Hundred (8,465,500) shares of the

Company’s Common Stock. Of such amount, Eight Million Four Hundred Sixty-Five Thousand Five Hundred (8,465,500) Award Shares may be issued pursuant to Incentive Stock Options. In the event that (a) all or any portion of any Stock Award granted or offered under the Plan can no longer under any circumstances be exercised or otherwise become vested, or (b) any Award Shares are reacquired by the Company which were initially the subject of a Stock Award Agreement, the Award Shares allocable to the unexercised or unvested portion of such Stock Award, or the Award Shares so reacquired, shall again be available for grant or issuance under the Plan.

5.	ELIGIBILITY.

(a) General. Incentive Stock Options may be granted only to Employees; all other Stock Awards may be granted only to Employees, Directors and Consultants. In the event a Participant is both an Employee and a Director, or a Participant is both a Director and a Consultant, the Stock Award Agreement shall specify the capacity in which the Participant is granted the Stock Award; provided, however, if the Stock Award Agreement is silent as to such capacity, the Stock Award shall be deemed to be granted to the Participant as an Employee or as a Consultant, as applicable.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

6.	OPTION AGREEMENT PROVISIONS.

Each Option shall be granted pursuant to a written Option Agreement, signed by an Officer of the Company and by the Optionee, which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Option Agreements need not be identical, but each Option Agreement shall include (through incorporation of the provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions (except to the extent that any such provision indicates it is permissible rather than mandatory):

(a) Term. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement; provided, however, that an Incentive Stock Option granted to a Ten Percent Stockholder shall be subject to the provisions of Section 5(b).

(b) Exercise Price of an Option. Subject to the provisions of Section 5(b) regarding Incentive Stock Options granted to Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. The Board shall determine the exercise price of each Nonstatutory Stock Option. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Incentive Stock Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(c) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(c) are:

(i) by cash or check;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Transferability. The following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the

Optionee only by the Optionee; provided, however, that the Board may, in its sole discretion, permit transfer of the Option to a revocable trust or as otherwise permitted by Rule 701 of the Securities Act. Notwithstanding the foregoing, however, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable only by the Optionee during the Optionee’s lifetime, except as otherwise permitted by the Board and by Sections 421, 422 and 424 of the Code and the regulations and other guidance thereunder.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option shall be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise. In the absence of such a designation, the executor or administrator of the Optionee’s estate shall be entitled to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

(e) Vesting. Each Option shall vest and become exercisable in one or more installments, at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more performance criteria, as shall be determined by the Board.

(f) Termination of Service. In the event of the Termination of Service of an Optionee for any reason (other than for “Cause,” as defined in a Stock Option Agreement, or upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is set forth in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the case of an Incentive Stock Option, such exercise period provided in the Option Agreement shall not exceed three (3) months from the date of termination.

(g) Disability of Optionee. In the event of a Termination of Service of an Optionee as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within the period specified in the Option Agreement (in no event to exceed twelve (12) months from the date of such termination in the case of an Incentive Stock Option), and only to the extent that the Optionee was entitled to exercise the Option at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).

(h) Death of Optionee. In the event that (i) an Optionee’s Termination of Service occurs as a result of the Optionee’s death, or (ii) an Optionee dies within the period (if any) specified in the Option Agreement after the Optionee’s Termination of Service for a reason other than death, then, notwithstanding Section 6(f) above, the Option may be exercised (to the extent the Optionee was entitled to exercise such Option as of the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee’s death, but only within the period ending on the earlier of (i) the date that is twelve (12) months after the date of Termination of Service, or (ii) the expiration of the term of such Option as set forth in the Option Agreement.

(i) Termination for Cause. In the event of the Termination of Service of an Optionee for Cause, except as otherwise determined by the Board in the specific situation, all Options granted to such Optionee shall expire as set forth in the Stock Option Agreement.

(j) Extension of Termination Date. An Optionee’s Option Agreement may provide that if the exercise of the Option following an Optionee’s Termination of Service (other than for Cause or upon the Optionee’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionee’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(k) Non-Exempt Employees. No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

(l) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time prior to a Termination of Service to exercise the Option as to any part or all of the Option Shares prior to the full vesting of the Option. Any unvested Option Shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

(m) Right of Repurchase. The Option Agreement may, but need not, include a provision whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Optionee pursuant to the exercise of the Option.

(n) Right of First Refusal. The Option Agreement may, but need not, include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Optionee of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions (except to the extent that any such provision indicates it is permissible rather than mandatory):

(i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit, provided that the Participant remains eligible to receive Stock Awards hereunder at the time of the award.

(ii) Vesting. Award Shares issued pursuant to a stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Service. In the event of a Termination of Service, the Company may reacquire any or all of the Award Shares held by the Participant which have or have not vested as of the date of termination under the terms of the stock bonus agreement.

(iv) Transferability. Unless otherwise determined by the Board, rights to acquire Award Shares under the stock bonus agreement shall not be transferable except by will or by the laws of descent and distribution, or, to the extent permitted by the Board, to a revocable trust or as otherwise permitted by Rule 701 of the Securities Act.

(b) Restricted Stock Purchase Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions (except to the extent that any such provision indicates it is permissible rather than mandatory):

(i) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement, including no consideration or such minimum consideration as may be required by applicable law.

(ii) Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement, if any, shall be paid either: (a) in cash at the time of purchase; (b) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (c) in any other form of legal consideration that may be acceptable to the Board in its discretion.

(iii) Vesting. Award Shares acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Service. In the event of a Participant’s Termination of Service, the Company may repurchase or otherwise reacquire any or all of the Award Shares held by the Participant which have or have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

(v) Transferability. Unless otherwise determined by the Board, rights to acquire Award Shares under the restricted stock purchase agreement shall not be transferable except by will, by the laws of descent and distribution, or, to the extent permitted by the Board, to a revocable trust or as otherwise permitted by Rule 701 of the Securities Act.

8.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Compliance with Laws and Regulations. This Plan, the grant and exercise of Stock Awards thereunder, and the obligation of the Company to sell, issue or deliver Award Shares under such Stock Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Award Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Board shall determine to be necessary or advisable. To the extent the Company is unable to or the Board deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or advisable for the lawful issuance and sale of any Award Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Award Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Award Shares shall be issued and/or transferable under any other Stock Award unless a registration statement with respect to the Award Shares underlying such Stock Award is effective and current or the Company has determined that such registration is unnecessary.

9.	USE OF PROCEEDS.

Proceeds from the sale of Award Shares shall constitute general funds of the Company and shall be used for general operating capital of the Company.

10.	ADJUSTMENTS UPON CHANGE IN COMMON STOCK.

If any change is made in the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, exchange of shares, change in corporate structure or other distribution of the Company’s equity securities), the Plan and all outstanding Stock Awards will be appropriately adjusted in the class and maximum number of shares subject to the Plan and the class and number of shares and price per share of Common Stock subject to outstanding Stock Awards. Such adjustment shall be made by the Board, the determination of which shall be final, binding and conclusive.

11.	ADJUSTMENTS UPON CHANGE IN CONTROL.

(a) The Board shall have the discretion to provide in each Stock Award Agreement the terms and conditions that relate to (i) vesting of such Stock Award in the event of a Change in Control, and (ii) assumption of such Stock Award Agreements or issuance of comparable securities under an incentive program in the event of a Change in Control. The aforementioned terms and conditions may vary in each Stock Award Agreement.

(b) If the terms of an outstanding Option Agreement provide for accelerated vesting in the event of a Change in Control, or to the extent that an Option is vested and not yet exercised, the Board in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the vested Option Shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the aggregate exercise price of the vested Option Shares. If in such case the aggregate exercise price of the vested Option Shares is greater than or equal to the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the vested Option Shares had the Option been exercised immediately prior to the Change in Control, then the Option shall be cancelled and Optionee shall receive no payment for such Option Shares. Upon such purchase, exchange or cancellation, the Option shall be terminated and Optionee shall have no further rights with respect to such Option.

(c) Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

12.	ACCELERATION OF EXERCISABILITY AND VESTING.

The Board shall have the power to accelerate the time at which any or all Stock Awards may first be exercised or the time during which any or all Stock Awards or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in any Stock Award stating the time at which it may first be exercised or the time during which it will vest. By approval of the Plan, the Company’s stockholders consent to any such accelerations in the Board’s sole discretion.

13.	DISSOLUTION OR LIQUIDATION.

In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

14.	MISCELLANEOUS.

(a) Stockholder Rights. Neither a Participant nor any person to whom a Stock Award is transferred shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Award Shares unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms and the Company has duly issued a stock certificate for such Award Shares.

(b) No Employment or Other Service Rights. Nothing in the Plan or any Stock Award Agreement shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause; (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate; or (iii) the service of a Director pursuant to the Bylaws or Certificate of Incorporation of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and any Affiliates) exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(d) Investment Assurances. The Company may require a Participant, as a condition of exercising an Option or otherwise acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act; or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(e) Withholding Obligations. The Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common

Stock issued or otherwise issuable to the Participant in connection with the Stock Award, provided that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability); or (iii) by such other method as may be set forth in the Stock Award Agreement.

(f) Compliance with Section 409A of the Code. To the extent applicable, the Plan and Stock Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date (as defined in Section 17 below). Notwithstanding any provision of the Plan or Stock Award to the contrary, in the event that following the Effective Date the Board determines that any Stock Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Stock Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Stock Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Stock Award; or (ii) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

15.	AMENDMENT OF THE PLAN.

(a) In General. The Board at any time, and from time to time, may amend the Plan. However, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment where the amendment will:

(i) Increase the number of shares reserved for Stock Awards under the Plan, except as provided in Section 10 relating to adjustments upon changes in Common Stock;

(ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code.

(b) Amendment to Maximize Benefits. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under the Plan into compliance therewith.

(c) No Impairment. The rights and obligations under any Stock Award granted before any amendment of the Plan shall not be altered or impaired by such amendment unless the Company requests the consent of the person to whom the Stock Award was granted and such person consents in writing; provided, however, that notwithstanding anything to the contrary in this Section 15 or elsewhere in this Plan, no such consent shall be required with respect to any amendment or alteration if the Board determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Stock Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

16.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Termination or Suspension. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 12, 2018 (which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier), and no Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated, but Stock Awards and Stock Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

(b) No Impairment. Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as otherwise provided herein or with the consent of the person to whom the Stock Award was granted.

17.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on March 12, 2008, which is the date that the Plan was adopted by the Board, provided that the stockholders of the Company approve or have approved the Plan within twelve (12) months of such date (the “Effective Date”). No Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, and all Stock Awards granted under the Plan shall be rescinded if stockholder approval of the Plan is not obtained within such 12-month period.

18.	NON-EXCLUSIVITY OF THE PLAN

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of stock options or restricted stock otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

19.	LIABILITY OF THE COMPANY.

The Company and the members of the Board shall not be liable to a Participant or any other persons as to: (a) the non-issuance or non-transfer, or any delay of issuance or transfer, of any Award Shares which results from the inability of the Company to comply with, or to obtain, or from any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer Award Shares if counsel for the Company deems such authority reasonably necessary for lawful issuance or transfer of any such shares and, in furtherance thereof, appropriate legends may be placed on the stock certificates evidencing Award Shares to reflect such transfer restrictions; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Stock Award granted hereunder.

20.	CHOICE OF LAW.

The laws of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

OPTION AGREEMENT

EVERBRIDGE, INC. 2008 EQUITY INCENTIVE PLAN

(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Effective as of May 12, 2008

Pursuant to the Stock Option Grant Notice (“Grant Notice”) and this Option Agreement (“Option Agreement”), Everbridge Inc. (the “Company”) has granted to Optionee an option under its 2008 Equity Incentive Plan (the “Plan”), to purchase the number of shares of the Company’s Common Stock indicated in Optionee’s Grant Notice, at the exercise price indicated in such Grant Notice. This Option Agreement is incorporated by reference into and made a part of the Grant Notice. Whenever capitalized terms are used in this Option Agreement, they shall have the meaning specified (i) in the Plan, (ii) in the relevant Grant Notice, or (iii) below, unless the context clearly indicates to the contrary.

The details of the Option granted to Optionee are as follows:

1. Term of Option. Subject to the maximum time limitations in Sections 5(b) and 6(a) of the Plan, the term of the Option shall be the period commencing on the Date of Grant and ending on the Expiration Date (as defined in the Grant Notice), unless terminated earlier as provided herein or in the Plan.

2. Exercise Price. The Exercise Price of the Option granted hereby shall be as provided in the Grant Notice.

3. Exercise of Option.

(a) The Grant Notice sets forth the rate at which the Option Shares shall become subject to purchase (“vest”) by Optionee.

(b) In the event of a Change in Control of the Company, except as otherwise may be provided in the Plan or Grant Notice, the vesting of the Option shall not accelerate, and the Option shall terminate if not exercised (to the extent then vested and exercisable) at or prior to such Change in Control.

(c) Optionee shall exercise the Option, to the extent exercisable, in whole or in part, by sending written notice to the Company on a Notice of Exercise in the form attached to the Grant Notice of his or her intention to purchase Option Shares hereunder, together with a check in the amount of the full purchase price of the Option Shares to be purchased, or such other form of payment as permitted by the Grant Notice. Except as otherwise consented to by the Company, Optionee shall not exercise the Option at any one time with respect to less than five percent (5%) of the total Option Shares set forth in the Grant Notice unless Optionee exercises all of the Option then vested and exercisable.

(d) If the Option is an Incentive Stock Option, by Optionee’s exercise of the Option, Optionee agrees that he or she will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of the Option that occurs within two (2) years after the date of the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of the Option.

(e) Optionee agrees to complete and execute any additional documents which the Company reasonably requests that Optionee complete in order to comply with applicable federal, state and local securities laws, rules and regulations.

(f) Subject to the Company’s compliance with all applicable laws, rules and regulations relating to the issuance of such Option Shares and Optionee’s compliance with all the terms and conditions of the Grant Notice, this Option Agreement, and the Plan, the Company shall promptly deliver the Option Shares to Optionee.

(g) Except as otherwise provided herein or in the Plan, the Option may be exercised during the lifetime of Optionee only by Optionee.

(h) In the event that Optionee is an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), Optionee may not exercise his or her Option until the later date (i) that he or she shall have completed at least six (6) months of service to the Company measured from the Date of Grant specified in Optionee’s Grant Notice, or (ii) the date set forth in the Grant Notice.

4. Exercise Prior to Vesting (“Early Exercise”). If expressly permitted by the Grant Notice and subject to the provisions of this Option Agreement, Optionee may, at any time that is both (i) prior to a Termination of Service; and (ii) prior to the Expiration Date, elect to exercise all or part of the Option, including the nonvested portion of the Option; provided, however, that:

(a) a partial exercise of the Option shall be deemed to cover first any vested Option Shares and then the earliest vesting installment(s) of unvested Option Shares;

(b) any Option Shares so purchased from installments which have not vested as of the date of exercise shall be subject to a purchase option in favor of the Company, pursuant to an Early Exercise Stock Purchase Agreement in form satisfactory to the Company;

(c) Optionee shall enter into the Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d) as provided in the Plan, if the Option is an Incentive Stock Option, to the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which the Option plus all other Incentive Stock Options held by Optionee are exercisable for the first time during any calendar year (under all plans of the Company and its Affiliates) exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

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5. Option Not Transferable. The Option granted hereunder shall not be transferable in any manner other than as provided in Section 6(d) of the Plan. More particularly (but without limiting the foregoing), the Option may not be assigned, transferred (except as expressly provided in the Plan), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

6. Termination of Option.

(a) To the extent not previously exercised, the Option shall terminate on the Expiration Date; provided, however, that except as otherwise provided in this Section 6, the Option may not be exercised more than sixty (60) days after the Termination of Service of Optionee for any reason (other than for Cause, as defined in the Plan, or upon Optionee’s death or Disability). Within such sixty (60)-day period, except as may otherwise be specifically provided in this Option Agreement or any other agreement between Optionee and the Company which has been approved by the Board, Optionee may exercise the Option only to the extent the same was exercisable on the date of such termination and said right to exercise shall terminate at the end of such period.

(b) In the event of the Termination of Service of Optionee as a result of Optionee’s Disability, the Option shall be exercisable for a period of six (6) months from the date of such termination, but in no event later than the Expiration Date and only to the extent that the Option was exercisable on the date of such termination.

(c) In the event of the Termination of Service of Optionee as a result of Optionee’s death, the Option shall be exercisable by Optionee’s estate (or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution) for a period of twelve (12) months from the date of such termination, but in no event later than the Expiration Date and only to the extent that Optionee was entitled to exercise the Option on the date of death.

(d) In the event of the Termination of Service of Optionee for Cause (as defined below), unless otherwise determined by the Board, (A) the Option shall expire as of the date of the first occurrence giving rise to such termination or upon the Expiration Date, whichever is earlier; (B) Optionee shall have no rights with respect to any unexercised portion of the Option; and (C) any Option Shares issued in respect of the exercise of the Option on or after the date of the first act and/or event constituting Cause shall have occurred shall be deemed to have been issued in respect of an expired option, and shall thereupon be deemed null and void ab initio, and Optionee shall have no claims to, or rights in, any such Option Shares. “Cause” means with respect to Optionee, the occurrence of any of the following events, as reasonably determined by the Board in each case: (i) Optionee’s commission of any felony or any crime

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involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) Optionee’s commission, or attempted commission, of, or participation in, a fraud or act of dishonesty against the Company or any Affiliate, or any of their respective employees, officers or directors; (iii) Optionee’s intentional, material violation of any contract or agreement between the Optionee and the Company or any Affiliate or of any statutory duty owed to the Company or any Affiliate; (iv) Optionee’s unauthorized use or disclosure of the Company’s or an Affiliate’s material confidential information or trade secrets; (v) Optionee’s gross misconduct in connection with Optionee’s service to the Company or an Affiliate; or (vi) Optionee’s failure to promptly return all documents and other tangible items belonging to the Company or its Affiliates in the Participant’s possession or control, including all complete or partial copies, recordings, abstracts, notes or reproductions of any kind made from or about such documents or information contained therein, upon a Termination of Service for any reason. “Cause” shall not require that a civil judgment or criminal conviction have been entered against, or guilty plea shall have been made by, Optionee regarding any of the matters referred to in clauses (i) through (vi). Accordingly, the Board shall be entitled to determine “Cause” based on the its good faith belief. If the Optionee is criminally charged with a felony or similar offense, that shall be a sufficient, but not a necessary, basis for such a belief. Unless otherwise specifically provided in the Grant Notice, the foregoing definition of “Cause” shall apply for all purposes relating to the Option, notwithstanding any employment or other agreement by and between Optionee and the Company or any Affiliate thereof that defines a termination on account of “Cause” (or a term having similar meaning). Any determination by the Board that an Optionee’s Termination of Service is for Cause may be made following a Termination of Service and shall be communicated by written notice to Optionee within 30 days after a Termination of Service; provided, however, that after such 30-day period, the Board may make a determination that a Termination of Service is for “Cause” based upon clear and convincing evidence subsequently received by the Board, that an event or events constituting Cause have occurred on or prior the date of the Termination of Service and, in such event, any Option Shares issued in respect of the exercise of the Option on or after the date that the first act and/or event constituting Cause shall have occurred, shall be deemed to have been issued in respect of an expired option and shall thereupon be deemed null and void ab initio, and Optionee shall have no claims to, or rights in, any such Option Shares.

(e) Notwithstanding the foregoing, the Option is subject to earlier termination upon a Change in Control, as provided in Section 3(b) above and in Section 11 of the Plan, or upon the dissolution of the Company. If the Option will terminate in connection with a Change in Control, the Company shall provide written notice to Optionee of a proposed transaction constituting a Change in Control, not less than ten (10) days prior to the anticipated effective date of the proposed transaction.

(f) Notwithstanding anything herein to the contrary, no portion of any Option which is not exercisable by Optionee upon the Termination of Service of such Optionee shall thereafter become exercisable, regardless of the reason for such termination, except as may otherwise be specifically provided in this Option Agreement or any other agreement between Optionee and the Company which has been approved by the Board.

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7. No Right to Continued Service. The Option does not confer upon Optionee any right to continue as an Employee or Director of, or Consultant to, the Company or an Affiliate, nor does it limit in any way the right of the Company or an Affiliate to terminate Optionee’s employment or other relationship with the Company or an Affiliate, at any time, with or without Cause.

8. Right of Repurchase of Option Shares.

(a) In furtherance of, and not in limitation of Section 5, the Option Shares issued pursuant to the Option shall be subject to a right, but not an obligation, of repurchase by the Company and/or its assignee(s) (the “Right of Repurchase”), at the price determined under Section 8(b) below, if prior to the termination of the Right of Repurchase as provided in Section 10(d) below, a Termination of Service occurs for any reason, including as a result of Optionee’s death or Disability. Without the Company’s prior written consent, Option Shares issued by the Company shall not be transferable by Optionee during the period during which the Right of Repurchase applies, and the Company may take such steps as it deems necessary to ensure compliance with this restriction.

(b) The price per share at which the Company may exercise the Right of Repurchase (the “Repurchase Price”) shall be the Fair Market Value of an Option Share on the date the Company exercises its Right of Repurchase, except as otherwise provided in an Early Exercise Stock Purchase Agreement referred to in Section 4.

(c) The Company’s Right of Repurchase shall terminate if not exercised by written notice from the Company to Optionee within ninety (90) days after the Termination of Service (or within 90 days after the date of exercise in the case of Option Shares purchased after the Termination of Service). If the Company exercises its Right of Repurchase, it shall give notice thereof to Optionee within such ninety (90)-day period, and, upon receipt of such notice, Optionee shall immediately endorse and deliver to the Company the stock certificate(s) representing the Option Shares being repurchased, and the Company shall then promptly pay, pursuant to the provisions of Section 8(d) below, the total Repurchase Price to Optionee. If the Company exercises its Right of Repurchase, it may exercise its right with respect to all or part of such Option Shares.

(d) The Repurchase Price shall be paid first by cancellation of any obligation for accrued but unpaid interest outstanding under notes issued by Optionee upon purchase of the Option Shares (if any), next by cancellation of principal outstanding under such notes (if any), and finally by payment in cash of the balance due.

(e) In the event the Company does not elect to exercise its Right of Repurchase within the ninety (90)-day period, the Option Shares shall no longer be subject to repurchase by the Company pursuant to this Section 8.

9. Right of First Refusal. Optionee agrees that he or she will not sell or otherwise transfer any Option Shares (including transfer by operation of law) at any time before or after the expiration of the Right of Repurchase and prior to the termination of this Section 9 pursuant to Section 10(d) below unless such Option Shares shall first be offered to the Company as follows:

(a) Optionee shall deliver a notice (the “Notice”) to the Company, stating (i) Optionee’s bona fide intention to sell or transfer such Option Shares, to a third party purchaser in a bona fide arms length transaction, pursuant to a written agreement in respect thereof; (ii) the number of such Option Shares to be sold or transferred; (iii) the consideration for which Optionee proposes to sell or transfer such Option Shares; (iv) the terms of payment of such consideration and any other terms and conditions of sale; and (v) the name of the proposed purchaser or transferee.

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(b) Within sixty (60) days after receipt of the Notice, the Company may elect to purchase any or all of the Option Shares to which the Notice refers, for the consideration per share and upon the terms and conditions specified in the Notice, except as set forth in Section 9(e) below for transfers involving non-cash consideration. If the Company elects not to purchase all such Option Shares, the Company may assign its right to purchase the remaining Option Shares. The Company’s assignees may elect, within sixty (60) days after receipt by the Company of the Notice, to purchase any or all Option Shares to which the Notice refers which the Company has not elected to purchase, for the consideration per share and upon the terms and conditions specified in the Notice, except as set forth in Section 9(e) below. An election to purchase shall be made by written notice to Optionee, specifying the number of Option Shares to be purchased. If the Company and/or its assignees elect to purchase the offered Option Shares, they shall complete the purchase within ninety (90) days after receipt by the Company of the Notice, unless a longer period is set forth in the Notice.

(c) If the Company and/or its assignees do not elect to so purchase all of such offered Option Shares within such sixty (60)-day period, Optionee shall have no obligation to transfer such Option Shares to the Company and/or its assignees and Optionee shall have a period of thirty (30) days thereafter to transfer all (but not less than all) of such Option Shares to the transferee referred to in the Notice and for the same consideration and on the other terms as set forth therein; provided, however, that prior to any transfer of such Option Shares, the proposed transferee shall execute and deliver to the Company an agreement with the Company, in form and substance satisfactory to the Company, pursuant to which such transferee agrees to be subject to the relevant provisions of this Option Agreement.

(d) In the event that such Option Shares are not transferred to the transferee referred to in the Notice and in accordance with the terms of this Option Agreement within such 30-day period, the restrictions on transfer provided in this Section 9 shall again become applicable to the Option Shares.

(e) If part or all of the purchase consideration specified in a Notice delivered by Optionee pursuant to this Section 9 is other than cash or purchaser’s promissory note or other evidence of indebtedness, the Company and its assignee(s) shall have the right to purchase the Option Shares specified in the Notice for a cash price equal to the Fair Market Value of the number of Option Shares to be so purchased by the Company and/or its assignee(s). The Fair Market Value of any Option Shares shall be as determined in good faith by the Company’s Board of Directors.

(f) Notwithstanding anything in this Section 9 or elsewhere in this Agreement to the contrary, if at any time following the exercise of all or a portion of this Option, the Company’s Bylaws contain provisions regarding the right of the Company to repurchase its securities from stockholders, then such provisions shall govern the rights of the Company and/or any other party to repurchase shares of the Company’s stock from any stockholder, including the Option Shares, and the provisions of this Section 9 shall be inapplicable. Optionee agrees to be bound by all of the provisions of the Bylaws granting the Company a right to repurchase its securities, if any.

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10. Other Provisions Regarding Transfer.

(a) Optionee, as a condition for accepting any Option Shares, shall not sell, transfer or pledge any Option Shares subject to the Right of Repurchase described in Section 8 or the right of first refusal described in Section 9 hereof, other than in the manner expressly permitted in this Option Agreement, and any such sale, transfer or pledge of the Option Shares in violation of this Agreement shall be void. The Company shall not be required (i) to transfer on its books any Option Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Option Agreement or (ii) to treat as the owner of such Option Shares or accord the right to vote or pay dividends to any transferee to whom such Option Shares shall have been so transferred.

(b) Notwithstanding anything to the contrary contained herein, Optionee is under no restrictions as to the transfer by him or her of any or all of the issued Option Shares to his or her Related Transferees (as defined herein), provided that each such Related Transferee shall first (i) execute a written consent to be bound by all of the relevant provisions of this Option Agreement in form and substance satisfactory to the Company; and (ii) give a duplicate original of such consent to the Company. The “Related Transferees” of Optionee as used herein shall consist of Optionee’s spouse, his or her adult lineal descendants, the adult spouses of his or her lineal descendants and trusts for the benefit of any of the foregoing, Optionee and/or his or her minor lineal descendants. In the event of any transfer by Optionee to his or her Related Transferees of all or any part of the Option Shares (or in the event of any subsequent transfer by any such Related Transferee to another Related Transferee of Optionee), such Related Transferees shall receive and hold the Option Shares subject to the relevant terms of this Option Agreement and Optionee’s rights and obligations hereunder as though the Option Shares were still owned by Optionee and shall together with Optionee continue to be deemed to be the “Optionee” for purposes of this Option Agreement, including without limitation restrictions on the transfer of Option Shares. There shall be no further transfer of the Option Shares by a Related Transferee except between and among such Related Transferee, the Optionee and other Related Transferees of Optionee, or except as permitted by this Option Agreement. The Company advises Optionee to seek independent tax counsel prior to transferring any Option Shares to any Related Transferee.

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(c) Optionee hereby grants to the Company a security interest in the Option Shares for the purpose of ensuring that a transfer in violation of the restrictions set forth in Sections 8, 9 and 10 of this Agreement does not occur. In furtherance of such security interest, the Company may, at its option, retain the certificate(s) evidencing the Option Shares, together with stock assignments executed in blank by Optionee, until such transfer restrictions terminate in accordance with Section 10(d). Optionee hereby grants to any officer(s) of the Company the power of attorney to cause the Option Shares to be transferred on the books of the Company in the event the Company and/or its assignees repurchase some or all of the Option Shares in accordance with this Option Agreement.

(d) The transfer restrictions provided in Sections 8, 9 and 10 hereof may be terminated on such conditions as the Board may determine in its sole discretion.

11. Notice of Tax Election. If Optionee makes any tax election relating to the treatment of the Option Shares under the Internal Revenue Code of 1986, as amended, Optionee shall promptly notify the Company of such election.

12. Market Stand-Off.

(a) By Optionee exercising his or her Option, Optionee agrees not to sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by Optionee, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with NASD Rule 2711 and similar or successor regulatory rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. Optionee further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Optionee’s shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 12(a) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(b) In order to enforce the provisions of this Section 12, the Company may impose stop-transfer instructions with respect to the Option Shares until the end of the applicable Lock-Up Period.

13. Acknowledgments of Optionee. Optionee acknowledges and agrees that:

(a) Although the Company has made a good faith attempt to qualify the Option as an incentive stock option within the meaning of Sections 421, 422 and 424 of the Code (if the Grant Notice provides that the Option is an Incentive Stock Option), the Company does not warrant that the Option granted herein constitutes an “incentive stock option” within the meaning of such sections, or that the transfer of Option Shares will be treated for federal income tax purposes as specified in Section 421 of the Code.

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(b) In the event the Option is not an incentive stock option within the meaning of Sections 421, 422 and 424 of the Code (whether or not the Grant Notice provides that the Option is an Incentive Stock Option) and it is determined that the per share Exercise Price of the Option (as set forth in the Notice of Grant of Option) is less than the fair market value of a share of the Company’s Common Stock as of the date of grant of the Option, Optionee could have deferred compensation pursuant to Section 409A of the Code in an amount equal to the difference between the fair market value of a share of the Company’s Common Stock as of the date that the Option vests and the per share Exercise Price multiplied by the number of Option Shares then vesting (the “spread”). As a result, because the Option likely will not be compliant with the rules in respect of deferred compensation under Section 409A, Optionee could have taxable income (taxed at ordinary income tax rates) in an amount equal to the spread on each vesting date. Optionee would also incur a tax equal to 20% of the spread (and to the extent that Optionee is a California resident, Optionee could incur an additional tax equal to 20% of the spread). The Company does not warrant that the Exercise Price of the Option is equal to or greater than the fair market value of the Common Stock as of the date of grant. Because the issues relating to Section 409A are complex, the Company recommends that Optionee consult with his or her tax advisors as to the possible tax consequences arising from the grant of the Option.

(c) Optionee shall notify the Company in writing within fifteen (15) days of each disposition (including a sale, exchange, gift or a transfer of legal title) of the Option Shares made within three years after the issuance of such Option Shares.

(d) If the Grant Notice provides that the Option is an Incentive Stock Option, Optionee understands that if, among other things, he or she disposes of any Option Shares granted within two years of the granting of the Option to him or her or within one year of the issuance of such shares to him or her, then such Option Shares will not qualify for the beneficial treatment which Optionee might otherwise receive under Sections 421 and 422 of the Code.

(e) Optionee and his or her transferees shall have no rights as a shareholder with respect to any Option Shares until the date of the issuance of a stock certificate evidencing such Option Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10 of the Plan.

(f) All certificates representing the Option Shares shall have endorsed thereon the following legends, the provisions of which are hereby incorporated into this Option Agreement by this reference, and such other legends as the Company deems necessary or appropriate:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES

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LAWS OF ANY STATE AND HAVE BEEN ISSUED AND SOLD PURSUANT TO AN EXEMPTION FROM THE ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED BY THE HOLDERS THEREOF AT ANY TIME EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT COVERING THE SECURITIES, OR (2) IF, IN THE REASONABLE OPINION OF COUNSEL TO THE CORPORATION, SUCH SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION, AND THE SALE, TRANSFER OR HYPOTHECATION OF THE SECURITIES REPRESENTED HEREBY IS RESTRICTED BY THE PROVISIONS OF A STOCK OPTION AGREEMENT ENTERED INTO BY THE CORPORATION AND THIS STOCKHOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND ALL OF THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN.

14. Investment Representations. As an inducement to the Company to grant the Option and issue the Option Shares to Optionee, Optionee hereby makes the following representations and warranties, and authorizes the Company to rely upon the same:

(a) Optionee will acquire the Option Shares for investment for his or her own account, not for resale, without any intention of or view toward or for participating, directly or indirectly, in a distribution of the Option Shares or any portion thereof.

(b) Optionee understands that an investment in the Company is speculative, that any possible profits therefrom are uncertain, and that he or she must bear the economic risks of the investment in the Company for an indefinite period of time.

(c) Optionee understands that the Option Shares have not been registered under the Securities Act in reliance on the exemption provided by Rule 701 promulgated thereunder for compensatory benefit plans; and that the Option Shares have not been registered or qualified under the “blue sky” laws of any state.

(d) Optionee understands that the Option Shares may have to be held indefinitely unless they are subsequently registered under the Securities Act and qualified or registered under other applicable securities laws, rules and regulations, which is unlikely, or unless an exemption from such qualification or registration is available.

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(e) Optionee understands and agrees that (i) the legends set forth in Section 13(f) hereof will be placed on the certificate(s) evidencing the Option Shares and, except as otherwise herein provided for, on certificate(s) issued to transferees; (ii) the stock records of the Company will be noted with respect to such restrictions; (iii) the Company will not be under any obligation to register the Option Shares or to comply with any exemption available for sale of the Option Shares without registration; and (iv) the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 of the Securities Act are not now available and it is not likely that they will become available in the foreseeable future.

(f) Optionee is a bona fide resident and domiciliary of, not a temporary transient resident of, and has his or her principal residence in, the state or other jurisdiction set forth under Optionee’s signature in the Grant Notice, and Optionee does not have any present intention of moving his or her principal residence from such state or jurisdiction.

15. Withholding Obligations. Whenever Option Shares are to be issued under the Option Agreement, the Company shall have the right to require Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to issuance and/or delivery of any certificate or certificates for such Option Shares.

16. No Obligation to Notify. The Company shall have no duty or obligation to Optionee to advise Optionee as to the time or manner of exercising the Option. Furthermore, except as specifically set forth herein or in the Plan, the Company shall have no duty or obligation to warn or otherwise advise Optionee of a pending termination or expiration of the Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of the Option granted to Optionee.

17. Miscellaneous.

(a) This Option Agreement shall bind and inure to the benefit of the parties’ heirs, legal representatives, successors and permitted assigns.

(b) This Option Agreement, the Grant Notice and the Plan, constitute the entire agreement between the parties pertaining to the subject matter contained herein and they supersede all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Option Agreement shall be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Option Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. In the event there exists any conflict or discrepancy between any of the terms in the Plan and this Option Agreement, the terms of the Plan shall be controlling. A copy of the Plan has been delivered to Optionee and also may be inspected by Optionee at the principal office of the Company.

(c) By execution of the Grant Notice and delivery of a Notice of Exercise to the Company in connection with the exercise of the Option, as provided in Section 3 above, Optionee consents to the delivery of any notice to the stockholders given by the Company in the form of an electronic transmission, pursuant to, and as described in, Section 232 of the Delaware General Corporation Law.

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(d) Should any portion of the Plan, the Grant Notice or this Option Agreement be declared invalid and unenforceable, then such portion shall be deemed to be severable from this Option Agreement and shall not affect the remainder hereof.

(e) All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at its principal executive office, and to Optionee at the address set forth in the Option Agreement, or at such other address as the Company or Optionee may designate by ten (10) days advance written notice to the other party hereto.

(f) Any dispute or claim concerning the Option Agreement or the Plan or any disputes or claims relating to or arising out of the Option Agreement or the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in the County of San Diego, California. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By executing the Option Agreement, the Company and Optionee waive their respective rights to have any such disputes or claims tried by a judge or jury.

(g) This Option Agreement shall be construed according to the laws of the State of California. This Option Agreement is made and entered into in San Diego County, California.

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ATTACHMENT III

NOTICE OF EXERCISE

EVERBRIDGE, INC.

500 N. Brand Blvd., Suite 1000

Glendale, CA 91203

Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):		Incentive	☐	Nonstatutory	☐

Stock option dated:

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Cash or check payment delivered herewith:	$

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2008 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Option Agreement (as defined in the Stock Option Grant Notice executed by me), Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares except as otherwise permitted in the Option Agreement, and for at least ninety days (90) after the stock of the

Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Option Agreement, the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with NASD Rule 2711 and similar or successor regulatory rules and regulations (the “Lock Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,